Exhibit 99.1

Odysight.ai Secures More Than $10 Million Private Placement to Accelerate its Growth

OMER, Israel, July 15, 2024 – Odysight.ai (OTCQB: ODYS), a leading provider of Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) solutions, today announced that it has secured a private placement of 2,144,583 shares of the Company’s common stock, at a purchase price of $4.80 per share. Gross proceeds from the private placement of more than $10 million are expected to be used for working capital and general corporate purposes, including to further advance purchase orders for the Company’s innovative products and technology in the fields of Predictive Maintenance and Condition Based Monitoring, critical pillars of Industry 4.0. The private placement, which is now concluded, includes new and existing investors, including Mori Arkin who is also a member of the Company’s board of directors.

“We are delighted with the continued support and confidence of our existing investors as well as welcoming new investors to our capital base. The investment demonstrates investor confidence in the value Odysight.ai delivers to its clients and its multi-vertical growth strategy. Odysight.ai is expanding its offering beyond medical and aerospace into the industrial, energy and transportation verticals,” said Yehu Ofer, Chief Executive Officer. “These funds will provide the capital necessary to accelerate Odysight.ai’s sales, vertical expansion and strategic partnerships and enable it to become a leader in the video analytics cloud-based AI predictive maintenance market. Odysight.ai’s growth is evidenced by the recent announcements of several important purchase orders. These include an order from France-based Safran Aircraft Engines, an order for the Company’s system to be installed in an upgraded maritime version of the Lockheed Martin SH-60 Seahawk helicopters and an order for the system to be installed in a Boeing AH-64 helicopter.”

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold, directly or indirectly, or delivered within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act) absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Odysight.ai

Odysight.ai pioneers Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) markets with an innovative AI platform, revolutionizing critical systems in aerospace, medical devices, transportation, industry and energy. Leveraging proven visual technologies and video analytics, our unique video-based sensors and AI algorithms operate in challenging environments, offering vital insights for maintenance teams. The company’s mission is to provide transformative insights, maximizing capabilities and revolutionizing technological potential through cutting-edge AI and video sensors. Deployed globally, Odysight.ai’s transformative technology addresses evolving risks, enhances system life cycles, promoting cost-effective readiness in aviation and aerospace. For more information, please visit: https://www.odysight.ai/ or follow us on Twitter, LinkedIn and YouTube.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, use of and results achieved as a result of private placement proceeds. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our micro Odysight.ai technology or offer Predictive Maintenance and Condition Based Monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of Odysight.ai’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on a single customer that accounts for a substantial portion of our revenues, (xi) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xiii) the impact of computer system failures, cyberattacks or deficiencies in our cybersecurity, (xiv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical, global supply chain and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction and (xv) political, economic and military instability in Israel, including the impact on our operations of the October 7, 2023 attack by Hamas and other terrorist organizations from the Gaza Strip and Israel’s war against them. These and other important factors discussed in Odysight.ai’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 26, 2024, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, Odysight.ai undertakes no obligation to publicly update or revise forward-looking information.

Company Contact:

Einav Brenner, CFO

info@odysight.ai

Investor Relations Contact:

Miri Segal

MS-IR LLC

msegal@ms-ir.com

Tel: +1-917-607-8654